Exhibit 99.1

Gossamer Bio Announces First Quarter 2019 Financial Results

– Multiple trial initiations and data readouts expected in the next 12 months –

– Company to host conference call today at 8:30 a.m. ET –

SAN DIEGO, Calif., May 14, 2019 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the quarter ended March 31, 2019 and provided a corporate update.

“In the three months since our initial public offering, we have made significant further advancements in building an operationally efficient biotechnology company with a diversified portfolio of potential new therapies in multiple disease areas with high unmet need,” said Sheila Gujrathi, M.D., Co-Founder and Chief Executive Officer of Gossamer. “This is an exciting and productive time for Gossamer, and we look forward to numerous data readouts in 2020. Our team’s track record of success and our strong balance sheet positions us well to realize our goal of becoming an industry leader in immunology, inflammation and oncology.”

Pipeline Updates

GB001: Oral DP2 Antagonist for Asthma and Allergic Disease

•	Enrollment in the Phase 2b LEDA study in moderate-to-severe eosinophilic asthma is on track, with results from an interim analysis expected in the first half of 2020.
•	Screening patients in the TITAN Phase 2 proof-of-concept study in chronic rhinosinusitis with and without nasal polyps is underway.
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In February 2019, Gossamer presented results of a post-hoc analysis of a GB001 study at the American Academy of Allergy, Asthma and Immunology (AAAAI) 2019 Annual Meeting. The analysis suggested that high baseline levels of Fractional exhaled Nitric Oxide (FeNO), a marker of airway inflammation, could potentially be used as a prognostic marker for GB001 response in the treatment of asthma, as marked reductions in FeNO levels as well as greater numeric improvements in lung function and asthma control were observed relative to placebo in patients with high baseline FeNO as compared to patients with low baseline FeNO. Gossamer plans to further assess the utility of FeNO as a prognostic marker in future studies.

•	Initiation of a Phase 2 proof-of-concept study in chronic spontaneous urticaria is planned for the second half of 2019

GB002: Inhaled PDGFR Inhibitor for Pulmonary Arterial Hypertension (PAH)

•	Dosing of Phase 1 safety studies has been completed, and thus far the drug has been well tolerated with no serious adverse events observed to date.

•	Site initiation and patient screening for a Phase 1b study in patients with PAH is expected in the second quarter of 2019.

GB004: Oral HIF-1α Stabilizer for Inflammatory Bowel Disease

•	A Phase 1 safety study in healthy volunteers was recently completed, in which the drug was generally well tolerated with no serious adverse events observed to date.
•	An Investigational New Drug Application (IND) for GB004 is now active, following a first quarter filing with the U.S. Food and Drug Administration (FDA).
•	Screening patients in a Phase 1b study in active mild-to-moderate ulcerative colitis is underway.

GB1275: Oral CD11b Modulator for Oncology Indications

•	An IND has been filed with the FDA and the initiation of a Phase 1/2 study in advanced solid tumor indications is planned for the second half of 2019, subject to the FDA 30-day review period.

Corporate Updates

Closed Initial Public Offering (IPO)

•	In February 2019, Gossamer closed its IPO, which generated over $291 million in net proceeds.

Secured debt facility for up to $150 million.

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In May 2019, Gossamer entered into a five-year $150 million senior debt facility, with $30 million funded at closing, and access to the remaining $120 million subject to the achievement of certain clinical development milestones and other customary conditions.

Financial Results for Quarter Ended March 31, 2019

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Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2019, were $481.2 million. The Company expects current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the second half of 2021.

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Research and Development (R&D) Expenses: For the quarter ended March 31, 2019, R&D expenses were $25.0 million, including $1.3 million of stock-based compensation, compared to R&D expenses of $2.6 million for the quarter ended March 31, 2018. The increase was primarily due to costs related to the research and development of GB001, GB002 and GB004.

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In-Process Research and Development (IPR&D) Expenses: For the quarter ended March 31, 2019, IPR&D expenses were $1.0 million, compared to $20.9 million for the quarter ended March 31, 2018, which included $19.3 million associated with the issuance of stock in connection with the acquisition of GB001.

•	General and Administrative (G&A) Expenses: For the quarter ended March 31, 2019, G&A expenses were $8.0 million, which included $1.8 million of stock-based compensation.

This compared to G&A expenses of $2.6 million for the quarter ended March 31, 2018, which included $0.6 million of stock-based compensation. The increase was primarily attributable to personnel-related expenses, professional and legal fees, and stock-based compensation.

•	Net Loss: For the quarter ended March 31, 2019, net loss was $32.6 million, or a loss of $0.90 per share.

Conference Call and Webcast

Gossamer’s management team will host a conference call and live audio webcast at 8:30 a.m. ET today, Tuesday, May 14, 2019, to discuss its first quarter 2019 financial results and provide a corporate update.

The live audio webcast may be accessed through the Events/Presentations page in the Investors section of the Company's website at www.gossamerbio.com.  Alternatively, the conference call may be accessed through the following:

Conference ID: 7791474
Domestic Dial-in Number: (866) 221-1654
International Dial-in Number: (470) 495-9466
Live Webcast: https://edge.media-server.com/m6/p/x86987rf

A replay of the audio webcast will be available for 30 days on the Investors section of the Company's website, www.gossamerbio.com.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the anticipated timing of initiation and enrollment of clinical trials for our product candidates; plans to rapidly advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits of our product candidates; the indications we intend to pursue and our related business strategies; the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities; and access to the Company’s senior debt facility. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in the agreements under which it licenses intellectual property rights from third parties; the risk that the funding under the new senior debt facility may not be completed on the timeframe Gossamer expects, or at all, including as a result of Gossamer's failure to meet the conditions required for such funding or failure to comply with the affirmative and negative covenants under the credit facility; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Gossamer Bio:

For Investors:

Argot Partners

Kimberly Minarovich

Tel 212.600.1902

gossamerbio@argotpartners.com

For Media:

Argot Partners

David Rosen

Tel 212.600.1902

david.rosen@argotpartners.com

Gossamer Bio Statement of Operations

Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended March 31,
STATEMENTS OF OPERATIONS DATA:	2019	2018
Operating expenses:
Research and development	$24,983	$2,624
In process research and development	1,000	20,898
General and administrative	8,034	2,604
Total operating expenses	34,017	26,126
Loss from operations	(34,017)	(26,126)
Other income (expenses)
Interest income	1,049	89
Interest expense	(19)	-
Other income (expense)	376	—
Total other income (expense), net	1,406	89
Net loss	$(32,611)	$(26,037)
Net loss per share, basic and diluted	$(0.90)	$(4.49)
Weighted average common shares outstanding, basic and diluted	36,317,230	5,797,693

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	Quarter Ended March 31,
BALANCE SHEET DATA:	March 31, 2019	December 31, 2018
Cash, cash equivalents, and marketable securities	$481,221	$228,658
Working capital	472,636	211,550
Total assets	515,949	239,419
Total liabilities	35,689	21,121
Accumulated deficit	(186,474)	(153,863)
Total stockholders' equity (deficit)	480,260	(120,069)